AMENDMENT NO. 1                  Exhibit 10.1
                             OF EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 OF EMPLOYMENT AGREEMENT ("Amendment No. 1") is entered into as of the 19 day of July 2004, between Peter Ratcliffe ("Executive") and P&O Princess Cruises International, Ltd., a corporation organized under the laws of the United Kingdom (the "Company").

                                 R E C I T A L S

      WHEREAS, Employee and the Company executed an Employment Agreement dated as of April 17, 2003 (the "Agreement");

      WHEREAS, the parties desire to memorialize a change to the definition of "Covered Operations" set forth in Section 2 of the Agreement; and

      WHEREAS, the parties desire to clarify the manner in which an allocation of corporate interest expense will adjust the net income calculation for determining the Bonus as set forth in Section 3.2 of the Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and with the terms, covenants and conditions of this Amendment No. 1, Executive and the Company agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.    The Agreement shall be amended as follows:

      a) The third sentence of Section 2 shall be amended in its entirety to read as follows:

            "The "Covered Operations" are the operations engaged in by the Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours, Seabourn Cruise Line and Swan Hellenic units; provided that Seabourn Cruise Line will no longer be included among the Covered Operations beginning December 1, 2004; provided further that the Parties hereby agree that the Board has the authority to add to or take away from the Covered Operations those operations as it sees fit, subject to Executive's right to resign for "Good Reason" (as defined in Paragraph 12.5) if the removal of operations from the Covered Operations constitutes Good Reason under Paragraph 12.5."

      b) The third sentence of Section 3.2 shall be amended in its entirety to read as follows:

            "The Company will make reasonable adjustments to net income from Covered Operations to take into account (1) any changes to the accounting practices and policies of the Company after April 17, 2003, other than as a result of the Dual Listed Combination, (2) costs associated with the Dual Listed Combination, and (3) the Allocated Corporate Interest Expense (defined below).

            For purposes of this Section 3.2, the following terms are defined as follows:

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            "Allocated Corporate Interest Expense" means Tangible Net Assets multiplied by the Fixed Rate Factor.

            "Average Tangible Assets" means the sum of the Tangible Assets as at the end of each month of the fiscal year, commencing with the opening month's balance, divided by 13.

            "Fixed Rate Factor" is 2.161% (being the rate for the 2003 fiscal year), adjusted upward or downward for the percentage change in the Dual Listed Companies weighted average consolidated borrowing rate for each fiscal year compared to the prior fiscal year. The Dual Listed Companies weighted average consolidated borrowing rate for 2003 was 3.9%.

            "Intangible Assets" means goodwill and trademarks of the Covered Operations.

            "Tangible Assets" means the total assets of the Covered Operations less Intangible Assets.

            "Tangible Net Assets" means the Average Tangible Assets less current liabilities, excluding current debt of the Covered Operations."

3. This Amendment No. 1, together with the Agreement, is the sole agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party.

4. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assigns.

5. This Amendment No. 1 shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

                                        P&O PRINCESS CRUISES INTERNATIONAL, LTD.


                                        By: /s/ Howard S. Frank
                                            ------------------------------------
                                        Print Name: Howard S. Frank
                                                   -----------------------------
                                        Title: Director
                                              ----------------------------------

                                        EXECUTIVE


                                        By: /s/ Peter Ratcliffe
                                            ------------------------------------
                                                Peter Ratcliffe


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